EXHIBIT 15.2

Consent of Jun He Law offices, PRC Counsel

June 27, 2011

AutoNavi Holdings Limited

18/F, Daheng Scitech Mansion, South Section

No. 3 Suzhou Street

Haidian District

Beijing 100080

The People’s Republic of China

Dear Sir or Madam,

We hereby consent to the references to us by AutoNavi Holdings Limited (“the Company”) under the heading “Risks Related to Our Corporate Structure”, “Risks Related to Doing Business in China” and “Regulation” in the Annual Report on Form 20-F of the Company for the year ended December 31, 2010.

Yours faithfully,

For and on behalf of

/s/ JUN HE LAW OFFICES